00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

ROSS MILLER Secretary of State202 StreetPostalCodeNorth Carson Street PostalCodeCarson City, PostalCodeNevada PostalCode89701-4201

(775) 684 5708Website: secretaryofstate.biz

Application for
Reinstatement

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Important: form for use ONLY if old name is unavailable.

This application authorizes the office of the Secretary of State of Nevada to reinstate: QUANTUM VENTURES, INC.

(old name)

under the name of: QV QUANTUM VENTURES, INC.

(new name)

This application is accompanied with the initial or annual list, the designation of the resident agent, and all fees and penalties.

                  X /S/DESMOND ROSS 08/21/07

(authorized signature)*

*

If a corporation, this application shall be signed by an officer. If a limited-liability partnership, this application shall be signed by a managing partner. If a limited-liability company, this application shall be signed by a manager or managing member. If a limited partnership, this application shall be signed by a general partner.

Nevada Secretary of State Form to Accompany Reinstatement 2007 Revised on 01/01//07